UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 27, 2013, the independent Directors of the Board of Directors (“Board”) of Chevron Corporation (“Chevron”) approved a $100,000 increase to the annual base salary of J.S. Watson, Chairman and Chief Executive Officer, resulting in an annual base salary of $1,800,000, and ratified the decision of the Management Compensation Committee of the Board to increase the annual base salary of P.E. Yarrington, Chevron’s Chief Financial Officer, by $70,000, resulting in an annual base salary of $1,000,000, and to increase the annual base salary of the following executives who are named in the Summary Compensation Table in Chevron’s 2012 Proxy Statement: G.L. Kirkland, increase of $50,000, resulting in an annual base salary of $1,450,000; M.K. Wirth, increase of $50,000, resulting in an annual base salary of $1,050,000; and R.H. Pate, increase of $44,000, resulting in an annual base salary of $825,000. These base salary increases will be effective April 1, 2013.

The independent Directors of the Board also approved under the Chevron Incentive Plan (“CIP”) an annual cash bonus for 2012 to Mr. Watson in the amount of $3,480,000 and ratified the decision of the Management Compensation Committee of the Board to approve the following annual cash bonuses: Ms. Yarrington, $1,339,200; Mr. Kirkland, $2,200,000; Mr. Wirth, $1,260,000; and Mr. Pate, $948,900. Amounts awarded under the CIP are determined by a formula, which is calculated by multiplying a pre-determined percentage of the executive’s 2012 base salary by a corporate performance rating determined by the Management Compensation Committee based on its assessment of Chevron’s performance for the year, with the resulting amount being further adjusted up or down based on individual performance. In determining the amounts, the independent Directors of the Board took into account Chevron’s strong 2012 financial and operating performance, including the second highest earnings in Chevron’s history, strong total shareholder return, safety performance and progress throughout the year on important capital projects and commercial transactions that served to strengthen the portfolio of the company. A more detailed description of how amounts are calculated and the reasons for the amounts awarded will be included in Chevron’s Proxy Statement for the 2013 Annual Meeting of Stockholders.

In order to correct an administrative error in calculating the number of stock options and performance shares awarded on January 30, 2013 under the Long Term Incentive Plan of Chevron Corporation (“LTIP”) to Messrs. Watson, Kirkland and Wirth (“January 2013 Grants”), on March 27, 2013, the independent Directors of the Board amended Mr. Watson’s January 2013 Grant from 415,000 stock options to 377,000 stock options and from 52,000 performance shares to 47,000 performance shares and ratified the following grants to Messrs. Kirkland and Wirth approved by the Management Compensation Committee of the Board on March 26, 2013 (“March 2013 Grant”): Mr. Kirkland, 14,000 stock options and 2,000 performance shares, resulting in a total of 149,000 stock options and 21,500 performance shares for 2013; and Mr. Wirth, 3,000 stock options and 400 performance shares, resulting in a total of 93,000 stock options and 12,400 performance shares for 2013. These changes corrected the error and delivered the grant value the independent Directors of the Board intended to deliver in the January 2013 Grants.

In determining the value of the CIP and LTIP awards for Messrs. Watson, Kirkland and Wirth, the independent Directors of the Board took into account certain 2012 operating incidents.

The stock options granted to Mr. Kirkland and Mr. Wirth under the March 2013 Grant have a ten year term, with one-third of the grant vesting at each anniversary of the date of grant, except as described below in the penultimate paragraph, and with an exercise price of $120.19 per share, which is based on the closing price of Chevron’s common stock on the March 27, 2013 date of grant.

The performance shares may result in a payout at the end of the three-year performance period (January 1, 2013 through December 31, 2015) depending upon Chevron’s Total Stockholder Return (TSR) for the performance period as compared to the TSR of each company in Chevron’s peer group (BP p.l.c., ExxonMobil Corporation, Royal Dutch Shell p.l.c. and Total S.A.). The cash payout, if any, will occur in an amount equal to the number of performance shares multiplied by the 20-day trailing average price of Chevron common stock at the end of the performance period, multiplied by a performance modifier. The performance modifier is based on Chevron’s TSR ranking for the three-year period compared to the TSR of each company in Chevron’s peer group as follows (from best TSR to lowest TSR): 200 percent, 150 percent, 100 percent, 50 percent or zero percent. If the difference between Chevron’s TSR and the TSR of any higher or lower member of the peer group is less than one percentage point (rounded to one decimal point), the modifier will be the average of the sum of all the modifiers for Chevron and for such other members of the peer group that fall less than one percentage point (rounded to one decimal point) higher or lower than Chevron. The Management Compensation Committee may, in its discretion, adjust the cash payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment.

Since Mr. Kirkland has more than 90 points (the sum of years of age and years of service) under the LTIP, all unvested outstanding stock options and performance shares held for at least one year from the March 27, 2013 date of grant will vest upon the separation from service for any reason other than for cause as defined under the LTIP rules. Since Mr. Wirth has more than 75 points but less than 90 points under the LTIP, all unvested outstanding options and performance shares held for at least one year from the March 27, 2013 date of grant will vest on a pro rata basis (the number of granted shares underlying the award multiplied by the number of whole months from the options grant date (or, for performance shares, the performance period start date) to the separation from service date, up to 36 months, divided by 36 months) upon the separation from service for any reason other than for cause as defined under the LTIP rules.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for Chevron’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Chevron will file with the Securities and Exchange Commission (the “SEC”) and make available to its stockholders a proxy statement containing information about Chevron and the matters to be considered at the Annual Meeting. CHEVRON STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CHEVRON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Chevron stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Chevron, without charge at the SEC’s website (http://www.sec.gov) and at Chevron’s website (http://www.chevron.com). Stockholders will be able to obtain printed copies of these documents without charge by requesting them online (http://investor.chevron.com) or in writing from Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583, Attn: Corporate Secretary.

Chevron, its directors, nominees and certain executive officers may be deemed to be participants in the solicitation of proxies from Chevron’s stockholders in connection with the Annual Meeting. None of such potential participants own in excess of 1% of Chevron’s common stock. Additional information regarding the interests of such potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. This information can also be found in Chevron’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2012. To the extent that holdings of Chevron’s securities have changed since the amounts printed in the proxy statement for its 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 27, 2013, the Board amended Article VIII of the By-Laws of Chevron to require that Chevron indemnify corporate servants (as defined in Article VIII of Chevron’s Certificate of Incorporation) to the fullest extent under Delaware law for liabilities incurred while serving the Corporation and to require that the Corporation advance expenses incurred in defense of such claims provided that the corporate servant has agreed to reimburse the Corporation in the event the corporate servant is not entitled to indemnification.

Item 8.01	Other Events.

The information included in Items 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	By-Laws of Chevron Corporation, as amended on March 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION

Dated: April 2, 2013	By	/S/ CHRISTOPHER A. BUTNER
Christopher A. Butner,
Assistant Secretary and Managing Counsel, Securities/Corporate Governance